Exhibit 26 (g) ii. a.

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM (YRT)

AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Agreement Effective Date: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider

(GVUL)

Effective November 20, 2008, the Amendment effective date, the following paragraph is hereby added to section A of Article III – Basis of Reinsurance of the above-referenced Agreement:

For those policies that were recently issued in conjunction with the

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ PETER G. FERRIS	Date:	6/8/09
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ PETER G. FERRIS	Date:	6/8/09
Peter G. Ferris
Second Vice President & Actuary

Exchange/Replacement Program Eff. 11/20/08

C.M. LIFE INSURANCE COMPANY

By:	/s/ PETER G. FERRIS	Date:	6/8/09
Peter G. Ferris
Second Vice President & Actuary

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

By:	/s/ MICHELLE L. KUNZMAN	Date:	6/2/09
Print name:	Michelle L. Kunzman
Title:	AVP & Actuary

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM (YRT)

AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

(hereinafter the “Reinsurer”)

Effective: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider

(GVUL)

Effective January 1, 2009, the Amendment effective date, the Reinsurer is hereby assigned quota share percentages for                      coverages as stated in the attached table, Exhibit I: Reinsurer’s Assigned Pool Percentages. These percentages are applied beginning on the Certificate Issue Date for each group shown in Exhibit I: Reinsurer’s Assigned Pool Percentages and shall continue to be applied until certain maximum limits set by each reinsurer and location are reached, at which time the quota share percentages for the Reinsurer may be changed (for inforce as well as new business) and another amendment would then be required. The Reinsurer’s quota share percentages are a function of the Reinsurer’s available coverages and reinsurance limits noted in Schedule A: Accepted Coverages, and Schedule B: Reinsurance Limits under the above-referenced Agreement.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ PETER G. FERRIS	Date:	2/26/09
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ PETER G. FERRIS	Date:	2/26/09
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ PETER G. FERRIS	Date:	2/26/09
Peter G. Ferris
Second Vice President & Actuary

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

By:	/s/ MICHELLE L. KUNZMAN	Date:	2/23/09
Print name:	Michelle L. Kunzman
Title:	AVP & Actuary

EXHIBIT I: Reinsurer’s Assigned Pool Percentages

Hartford Life & Accident Insurance Company

Effective 1/1/2009

SPECIFIC GROUP POLICIES
Group/Location	Certificate Issue Dates	Reinsurer Percentage Effective Date	Ceding Company Retention Percentage	Reinsurer Percentage NAR at this/each location – always excludes foreign lives and Ages 66+	Cession Code